Exhibit 4.12

AMENDMENT NUMBER 4 TO LOAN DOCUMENTS

THIS AMENDMENT NUMBER 4 TO LOAN DOCUMENTS (this “Fourth Amendment”), is entered into as of March 23, 2010 by and between GVECR II 2007 E Trust dated December 17, 2007 (“Lender”), PRIVATE EQUITY MANAGEMENT GROUP, INC., a Nevada corporation, as the arranger and administrative agent for the Lender (in such capacity, “Agent”) under the Credit Agreement (as defined herein) and in its capacity as a “Security holder” under the Registration Rights Agreement (as defined herein), and BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (“Borrower”), in its capacities as party to both the Credit Agreement and the Registration Rights Agreement.

W I T N E S S E T H

WHEREAS, Borrower, Agent and Lender are parties to that certain Second Lien Credit Agreement, dated as of February 1, 2008 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 1 to Loan Documents dated as of May 12, 2008 (the “First Amendment”);

WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 2 to Loan Documents dated as of April 9, 2009 (the “Second Amendment”);

WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 3 to Loan Documents dated as of September 3, 2009 (the “Third Amendment”);

WHEREAS, Borrower and Agent are parties to that certain Registration Rights Agreement dated as of February 1, 2008 (as amended, restated, supplemented, or modified from time to time, the “Registration Rights Agreement”);

WHEREAS, Borrower has (i) provided to Agent a company prepared financial statement for the 2009/2010 fiscal year (January 31, 2009 – January 30, 2010); and (ii) based on updated projection data, informed Agent that Borrower may not achieve the minimum EBITDA covenant for the period of February 1, 2009 to January 30, 2010 and all subsequent periods through January 30, 2011, as currently required by Section 6.16(b) of the Credit Agreement.

WHEREAS, Borrower wishes to obtain relief from (i) the minimum EBITDA financial covenant for the period of February 1, 2009 to January 30, 2010 and all subsequent periods through January 30, 2011; and (ii) the tangible net worth covenant for January 30, 2010 and all applicable dates through January 30, 2011;

WHEREAS, subject to the satisfaction of the conditions set forth herein, Lender is willing to grant Borrower the relief requested by Borrower;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:

1.                  DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.         AMENDMENT TO CREDIT AGREEMENT

            (a)        Section 6.16(b) of the Credit Agreement is amended and restated as follows:

                                    6.16     Financial Covenants

                                    (a)        Tangible Net Worth. Fail to achieve Tangible Net Worth, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table on the date set forth opposite thereto:

Applicable Date	Applicable Minimum Amounts
May 2, 2009	$7,000,000
August 1, 2009	$6,500,000
October 31, 2009	$0
January 30, 2010	Not Applicable
May 1, 2010	Not Applicable
July 31, 2010	Not Applicable
October 31, 2010	Not Applicable
January 30, 2011	Not Applicable

                                    (b)        Minimum EBITDA.  Fail to achieve EBITDA, measured on a fiscal year to date basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Minimum Amounts
February 1, 2009 to May 2, 2009	$200,000
February 1, 2009 to August 1, 2009	$1,000,000
February 1, 2009 to October 31, 2009	($4,100,000)
February 1, 2009 to January 30, 2010	Not Applicable
January 31, 2010 to May 1, 2010	Not Applicable
January 31, 2010 to July 31, 2010	Not Applicable
January 31, 2010 to October 31, 2010	Not Applicable
November 1, 2010 to January 30, 2011	Not Applicable

            (b)        The foregoing revision to Sections 6.16(a) and 6.16(b) of the Credit Agreement and the information provided by Borrower to Lender and Agent in connection therewith shall not be deemed to constitute a Material Adverse Change.

3.         CONDITIONS PRECEDENT TO THIS FOURTH AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Fourth Amendment and each and every provision hereof:

            (a)        The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b)        No Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the date hereof;

(c)        No Event of Default shall have occurred and be continuing under the Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 between Bank of America, N.A. (“Bank of America”) and Borrower, as amended, as of the date hereof;

            (d)        No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Agent or any Lender; and

            (e)        Borrower shall have executed and delivered this Fourth Amendment to Lender by no later than March 23, 2010.

4.         CONSTRUCTION.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

5.         ENTIRE AMENDMENT; EFFECT OF FOURTH AMENDMENT.  This Fourth Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly set forth in this Fourth Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Fourth Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Fourth Amendment shall control.  This Fourth Amendment is a Loan Document.

6.         COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Fourth Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Fourth Amendment.  Any party delivering an executed counterpart of this Fourth Amendment by telefacsimile also shall deliver an original executed counterpart of this Fourth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

7.         MISCELLANEOUS.

(a)        Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by the First Amendment, Second Amendment, Third Amendment and this Fourth Amendment.

(b)        Upon the effectiveness of this Fourth Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by the First Amendment, Second Amendment, Third Amendment and this Fourth Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed and delivered as of the date first written above.

BAKERS FOOTWEAR GROUP, INC.
By: /s/ Peter A. Edison Title: Chairman

PRIVATE EQUITY MANAGEMENT GROUP, INC., as Agent and as Security holder
By: /s/ Jim LeSieur Name: Jim LeSieur Title: Chief Operating Officer
GVECR II 2007 E Trust dated December 17, 2007, as Lender By: /s/ Robert P. Mosier Name: Robert P. Mosier Title: Receiver